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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-51328, 333-67645, 333-79983, and 333-47205)
and Form S-3 (No. 333-64132) of CCC Information Services Group Inc. of our report dated February 1, 2002, except as to paragraph 6 of Note 4, which is as of March 15, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 25, 2002